Exhibit 10.2

AMENDMENT TO CONTRIBUTION AGREEMENT

This Amendment (the “Amendment”), dated as of October 6, 2009, to that certain Contribution Agreement (the “Agreement”) executed as of July 28, 2006 by the parties hereto, is entered into by and between SHIVA BIOMEDICAL, LLC, a limited liability company duly organized under the laws of New Jersey having a place of business at 10810 Executive Center Drive, Danville Building, Suite 100, Little Rock, AR 22211 (“Shiva”), and CORMEDIX, INC., formerly PICTON HOLDING COMPANY, INC. and successor in interest to PICTON PHARMACEUTICALS, INC., a corporation duly organized and existing under the laws of the State of Delaware having a place of business at 86 Summit Avenue, Suite 301, Summit, NJ  07901 (the “Company”).

WHEREAS, the parties hereto desire to amend and restate certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.
Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.  All references to an Article shall refer to an Article of the Agreement unless otherwise indicated.

2.	Article 1.14 is hereby amended and restated in its entirety as follows:

“Licensed Product(s)” shall mean (i) any product that cannot be manufactured, used or sold, in whole or in part, in the country in which the product is made, used, leased, imported, exported, offered for sale or sold, without infringing one or more claims included within an existing issued patent or pending patent application included in the Patent Rights as of the date of the execution of this Agreement or (ii) any Contributed Product that cannot be manufactured, used or sold, in whole or in part, in the country in which the product is made, used, leased, imported, exported, offered for sale or sold, without (x) infringing one or more claims otherwise included at any time during the term of this Agreement within the Patent Rights or (y) the use or incorporation of Know-how.

3.	Article 1.18 is hereby amended and restated in its entirety as follows:

“Non-Royalty Sublicensing Income” means any and all consideration received from a Sublicensee in connection with the grant of a Sublicense under the Patent Rights or Know-how, including without limitation sublicense issue fees, sublicense maintenance fees and sales and non-sales related milestone payments, but excluding (a) consideration received for the sale, issuance or exchange of debt or equity securities of the Company; (b) payments received by the Company as reimbursement or advance payment for expenses actually incurred by the Company in the research or development of the Technology or any Licensed Product; and (c) royalty payments based on the sales of Licensed Products (as such sales will be subject to payment under Article 6.3.1).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.	Article 1.23 is hereby amended and restated in its entirety as follows:

“Technology” means deferiprone, otherwise known as Shiva 102, and a diagnostic test to predict renal disease, otherwise known as Shiva 101, and any other compound, device or technology, the use of which is covered by the Patent Rights.

5.	A new Article 1.28 shall be added, which shall read in its entirety as follows:

“Company Technology Know-how” means all non-public tangible or intangible information whether patentable or not (but which has not been patented) related to the Technology, any Licensed Product or any Improvement, including but not limited to: formulations, in vitro, preclinical or clinical design, information or results, other proprietary materials, processes, including but not limited to manufacturing processes, data, drawings and sketches, designs, testing and test results, and regulatory information of a like nature.

6.	A new Article 1.29 shall be added, which shall read in its entirety as follows:

“Equity Adjustment Shares” shall mean a number of shares of Series A Common Stock that, when aggregated with the number of shares of Series A Common Stock held by Shiva prior to an Equity Adjustment Event, results in Shiva owning at least the Minimum Equity Percentage.

7.	A new Article 1.30 shall be added, which shall read in its entirety as follows:

“Equity Adjustment Event” shall mean (i) the issuance of Equity Securities (other than Exempted Securities), (ii) a Sale (as defined in the Restated Certificate) or (iii) a Reverse Merger.

8.	A new Article 1.31 shall be added, which shall read in its entirety as follows:

“Equity Securities” shall mean (i) any common stock, preferred stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any common stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any common stock, preferred stock or other security or (iv) any such warrant or right.

9.	A new Article 1.32 shall be added, which shall read in its entirety as follows:

“Exempted Securities” shall mean:

(i)
all shares of Series A Common Stock and/or options, warrants or other Series A Common Stock purchase rights and the Series A Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors of the Company, not to exceed at any time, in the aggregate, more than fifteen percent (15%) of the outstanding shares of Series A Common Stock (after giving effect to (a) the assumed conversion of all then-outstanding securities convertible by their terms into shares of Series A Common Stock on the date of determination and (b) the assumed exercise of all then-outstanding securities exercisable by their terms for shares of Series A Common Stock on the date of determination);

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(ii)
stock issued or issuable pursuant to those rights or agreements, options, warrants or convertible securities outstanding and determinable as of the date of this Amendment, all of which are fully and accurately described in Exhibit 1.32 attached hereto;

(iii)	any Equity Securities issued pro rata in connection with any stock split, stock dividend or recapitalization by the Company;

(iv)	any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination with an unaffiliated Third Party;

(v)	any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution;

(vi)	any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended;

(vii)
any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation, (a) joint ventures, strategic alliances, or research and development collaborations and (b) technology transfer, licensing or development arrangements; provided, that such transaction is not primarily for equity financing purposes; and

(viii)	any Equity Securities issued to Shiva.

10.	A new Article 1.33 shall be added, which shall read in its entirety as follows:

“Minimum Equity Percentage” shall mean seven percent (7%) of the outstanding shares of Series A Common Stock on the date of determination (after giving effect to (i) the assumed conversion of all then-outstanding securities convertible by their terms into shares of Series A Common Stock on the date of determination and (ii) the assumed exercise of all then-outstanding securities exercisable by their terms for shares of Series A Common Stock on the date of determination).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

11.	A new Article 1.34 shall be added, which shall read in its entirety as follows:

“Reverse Merger” shall mean a merger, share exchange, or other transaction (or series of related transactions), in which (i) the Company merges into or otherwise becomes a wholly-owned subsidiary of a company subject to the public company reporting requirements of the Securities Exchange Act of 1934, as amended, and (ii) the aggregate consideration payable to the Company or its stockholders in such transaction(s) is greater than or equal to $10,000,000.

12.	A new Article 1.35 shall be added, which shall read in its entirety as follows:

“Qualifying Financing Amount” shall mean an aggregate of $25,000,000 in gross proceeds received by the Company after the date of this Amendment from the issuance and sale, to parties other than Shiva, of Equity Securities in one or a series of transactions.

13.	Article 2.2.4 is hereby amended and restated in its entirety as follows:

Except as expressly agreed in writing by Shiva in its sole discretion or as set forth in this Article 2.2.4, no Sublicense shall survive termination of this Agreement.  Notwithstanding the foregoing, with respect to any Sublicense granted after such time that the Company has raised ten million dollars ($10,000,000) in Additional Financing (as defined in Article 10.4.2(b)) (the “Financing Benchmark”), in the event that Shiva terminates this Agreement pursuant to Section 10.3 (non-payment) or Section 10.4 (termination for cause) or this Agreement terminates pursuant to Section 10.2 (Company bankruptcy), such Sublicense shall survive such termination of this Agreement and such Sublicensee shall have a direct grant from Shiva of the same rights Sublicensed to Sublicensee under the Sublicense, subject to Sublicensee assuming all obligations of the Company to Shiva under this Agreement and providing directly to Shiva, rather than to the Company, any additional consideration payable by Sublicensee to the Company under the Sublicense.  Upon request of the Company at the time it enters into any sublicense agreement after achievement of the Financing Benchmark, Shiva agrees to directly contract with each such Sublicensee in writing with respect to the foregoing conditions.

14.	Article 6.2 is hereby amended and restated in its entirety as follows:

Equity to be Issued

6.2.1
On the date of this Amendment, the Company and Shiva shall enter into a common stock exchange agreement, in the form attached hereto as Exhibit 6.2.1, pursuant to which Shiva shall exchange all shares of Series B Common Stock, Series C Common Stock, Series D Common Stock, Series E Common Stock and Series F Common Stock currently held by Shiva (collectively, the “Exchanged Shares”) for an aggregate of 773,717 shares of Series A Common Stock (as more particularly described in the Company’s Amended and Restated Certificate of Incorporation described in Article 6.2.2 below) (the “New Shares”).  The New Shares shall represent no less than seven percent (7%) of the outstanding shares of Series A Common Stock on the date hereof (after giving effect to (i) the surrender of the Exchanged Shares and the issuance of the New Shares, (ii) the assumed conversion of all outstanding securities convertible by their terms into shares of Series A Common Stock on the date hereof and (iii) the assumed exercise of all outstanding securities exercisable by their terms for shares of Series A Common Stock on the date hereof).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.2.2
In conjunction with the execution of this Amendment, the Company shall file an Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit 6.2.2 (the “Restated Certificate”), with the Secretary of State of the State of Delaware, which Restated Certificate shall set forth the rights, preferences and privileges of the Series A Common Stock representing the New Shares and shall remove all references to the several series of common stock that comprised the Exchanged Shares.

6.2.3
In addition to the shares of Series A Common Stock to be issued pursuant to Article 6.2.1, upon any proposed Equity Adjustment Event, the Company shall, if necessary to achieve the Minimum Equity Percentage upon the consummation of such Equity Adjustment Event, cause to be issued to Shiva the applicable number of Equity Adjustment Shares as a condition to or concurrently with the consummation of the proposed Equity Adjustment Event.

6.2.4
The Company’s obligations set forth in Article 6.2.3 shall terminate following the earlier of (i) the consummation of one or more equity financings following which the Qualifying Financing Amount has been received by the Company, provided that Shiva’s rights under Article 6.2.3 shall apply to the sale of Equity Securities up to and including the Qualifying Financing Amount; (ii) any Sale (as defined in the Restated Certificate), provided that Shiva’s rights under Article 6.2.3 shall apply up to and including such Sale; (iii) any Reverse Merger, provided that Shiva’s rights under Article 6.2.3 shall apply up to and including such Reverse Merger; or (iv) the Company’s first firm commitment underwritten public offering of its Series A Common Stock (or similar equity security for which the Series A Common Stock may be exchanged or recapitalized after the date hereof) registered under the Securities Act of 1933, as amended.

6.2.5	The Company shall not take any action that would have the effect of denying to Shiva the intended benefits of the equity consideration provided for in this Article 6.2.

15.	Article 6.3.1 is hereby amended and restated in its entirety as follows:

Unless this Agreement shall be terminated as hereinafter provided, during the applicable Royalty Term for each Licensed Product, the Company shall pay Shiva royalties on such Licensed Product on a country-by-country basis equal to [*] of Net Sales.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

16.	Article 6.3.2 is hereby amended and restated in its entirety as follows:

The Company shall also make the following one time payments to Shiva:

(a)	[*];

(b)	[*];

(c)	[*];

(d)	[*];

(e)	[*];

(f)	[*];

(g)	[*];

(h)	[*]; and

(i)	[*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

17.	Article 6.4 is hereby amended and restated in its entirety as follows:

The Company shall remit to Shiva [*] of all Non-Royalty Sublicensing Income received by the Company, within [*] of the Company’s receipt of any such Non-Royalty Sublicensing Income; provided, however, if the Company receives any Non-Royalty Sublicensing Income in the form of a milestone payment upon achievement of an event requiring the Company to pay Shiva a milestone payment pursuant to Article 6.3.2, then the Company shall remit to Shiva [*] of the net amount of such Non-Royalty Sublicensing Income after deducting the applicable cash payment to Shiva.  By way of example, if the Company receives [*] from a Sublicensee in the form of a milestone payment upon achievement of a certain event, and the Company is obligated to pay Shiva a milestone payment of [*] pursuant to Article 6.3.2 upon achievement of that same event, then the Company shall remit to Shiva [*], which is equal to the [*] milestone payment plus [*] of the [*] of such Non-Royalty Sublicensing Income that remains after subtracting such milestone payment to Shiva.

18.	A new Article 6.12 shall be added, which shall read in its entirety as follows:

Restrictions on Transfer of Shares

6.12.1
Any shares issued to Shiva pursuant to Article 6.2 (collectively, the “Shiva Shares”) shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Shiva shall cause any proposed purchaser, pledgee, or transferee of the Shiva Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

6.12.2
Each certificate or instrument representing the Shiva Shares and any other securities issued in respect of the Shiva Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Article 6.12.3 below) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Shiva consents to the Company making a notation in its records and giving instructions to any transfer agent of the Shiva Shares in order to implement the restrictions on transfer set forth in this Article 6.12.

6.12.3
Shiva, by its acceptance of the Shiva Shares, agrees to comply in all respects with the provisions of this Article 6.12.  Before any proposed sale, pledge, or transfer of any Shiva Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Shiva shall give notice to the Company of its intention to effect such sale, pledge, or transfer.  Each such notice shall name the proposed transferee and state the number of Shiva Shares to be sold, pledged or transferred, the proposed consideration, and all other terms and conditions of the proposed sale, pledge or transfer in sufficient detail.  If reasonably requested by the Company, such notice shall be accompanied at Shiva’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Shiva Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Shiva Shares may be effected without registration under the Securities Act, whereupon Shiva shall be entitled to sell, pledge, or transfer such Shiva Shares in accordance with the terms of the notice given by Shiva to the Company, subject to the terms of Article 6.12.4 below.  The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which Shiva distributes Shiva Shares to an Affiliate of Shiva for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Article 6.12.  Each certificate or instrument evidencing the Shiva Shares transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Article 6.12.2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for Shiva and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.12.4
Shiva hereby agrees that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, the Shiva Shares or any other securities of the Company held by Shiva (other than those included in the registration) (i) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its common stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a subsequent registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that, with respect to (i) and (ii) above, all executive officers and directors of the Company and all holders of greater than three percent (3%) of the Company’s outstanding Series A Common Stock are bound by and have entered into similar agreements. The obligations described in this Article 6.12.4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

19.	The heading for Article 10.2 is hereby amended to “Termination for Bankruptcy” and all references to Article 10.2 shall be amended to reflect “Company bankruptcy.”

20.	The heading for Article 10.4 is hereby amended to “Termination for Cause”, and Article 10.4 is hereby amended and restated in its entirety as follows:

10.4.1
Subject to Article 9 and the provisions of this Article 10.4.1, upon any material breach or default of this Agreement by the Company, other than as set forth in Article 10.2 and 10.3 above or as set forth in Article 10.4.2 below, Shiva shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by giving ninety (90) days prior written notice to the Company.  Upon the expiration of the ninety (90) day period, if the Company shall have failed to cure such breach or default, this Agreement shall, at the option of Shiva, terminate upon written notice of Shiva.   Notwithstanding anything herein to the contrary, if the nature of the breach is such that additional time is reasonably needed to cure such breach, and Company has commenced with good faith efforts to cure such breach, then Shiva shall provide Company with additional time (but in no event more than a total of 180 days) in which to cure such breach.  If a dispute regarding termination is addressed according to Article 9, this Agreement shall remain in full force and effect until such dispute is settled or determined in accordance with Article 9.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.4.2	Shiva shall have the right to terminate this Agreement within fifteen (15) days after giving written notice of termination to the Company if any of the following occurs:

(a)	the Company has not raised at least one million five hundred thousand dollars ($1,500,000) on or before November 30, 2009;

(b)
the Company has not, on or before March 31, 2010, either (i) obtained at least ten million dollars ($10,000,000) in financing that is additional to the capital raise described in Article 10.4.2(a) (“Additional Financing”) or (ii) filed a registration statement for an initial public offering with the United States Securities and Exchange Commission;

(c)	the Company has not, on or before June 30, 2010, obtained at least ten million dollars ($10,000,000) in Additional Financing;

(d)
the Company has not initiated patient dosing in a “Proof of Concept Trial” for a Licensed Product on or before April 30, 2010, where a “Proof of Concept Trial” is a Phase II clinical study as and to the extent defined for the United States in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country; or

(e)
the Company has not initiated patient dosing in a “Pivotal Trial” for a Licensed Product on or before September 30, 2011, where “Pivotal Trial” means (i) a Phase III clinical study (as such term is defined in 21 C.F.R.§ 312.21(c) or its successor regulation or the equivalent regulation in any other country), or (ii) if it has been determined at the time of first dosing that the data generated in such study, if successful, will be sufficient, without data from further studies, to support the filing of an NDA, a Phase II clinical study (as described above) or a combination Phase II clinical study and Phase III clinical study.

21.	Article 10.5 is hereby amended and restated in its entirety as follows:

Upon expiry of the Royalty Term in each country in the Territory, provided that this Agreement is still in effect immediately prior to such expiration, the Company will have an irrevocable, paid up, royalty-free license under the Patent Rights and Know-how to make, have made, use, import, offer for sale and sell the Licensed Products in such country.

22.	The heading for Article 10.6 is hereby amended to “Termination by the Company”, and Article 10.6 is hereby amended and restated in its entirety as follows:

10.6.1	The Company shall have the right at any time to terminate this Agreement in its entirety, for any reason or no reason, by giving thirty (30) days notice thereof in writing to Shiva.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.6.2
Without limiting the generality of the foregoing Article 10.6.1 or the right of the Company to terminate this Agreement at will as provided therein, subject to Article 9 and the provisions of this Article 10.6.2, the Company shall have the right to terminate this Agreement for cause as provided in this Article 10.6.2. Upon any material breach or default of this Agreement by Shiva, the Company shall have the right to terminate this Agreement by giving ninety (90) days prior written notice to Shiva. Upon the expiration of the ninety (90) day period, if Shiva shall have failed to cure such breach or default, this Agreement shall, at the option of the Company, terminate upon written notice of the Company. Notwithstanding anything herein to the contrary, if the nature of the breach is such that additional time is reasonably needed to cure such breach, and Shiva has commenced with good faith efforts to cure such breach, then the Company shall provide Shiva with additional time (but in no event more than a total of 180 days) in which to cure such breach. If a dispute regarding termination is addressed according to Article 9, this Agreement shall remain in full force and effect until such dispute is settled or determined in accordance with Article 9.

23.	A new Article 10.7.3 shall be added, which shall read in its entirety as follows:

Without limiting the provisions of Article 10.7.1 and 10.7.2, upon early termination of this Agreement by either party for any reason other than termination by the Company for cause  pursuant to Article 10.6.2, as of the effective date of such termination the following provisions shall apply:

(a)	The Company shall reassign to Shiva all Know-how and other intellectual property that Shiva assigned to the Company pursuant to Article 3.1.

(b)
Unless otherwise prohibited by law, the Company shall transfer and assign to Shiva all Company Technology Know-how Controlled by the Company, including as applicable:  (i) copies of all regulatory submissions; (ii) all data and reports from pre-clinical and clinical studies; (iii) any prototypes, designs or models of Shiva 101 and/or Shiva 102; (iii) any communications with the FDA and the minutes of any meetings with the FDA relating to any Licensed Product; (iv) trial master files relating to any Licensed Product, including copies of all case report forms; (v) copies of all listings and tables of results from the clinical trials relating to any Licensed Product; (vi) copies of all treatment-related serious adverse event reports from the clinical trials relating to any Licensed Product; (vii) any retained samples of materials used in clinical trials relating to any Licensed Product; (viii) rights of access to CROs involved in the clinical trials relating to any Licensed Product; (ix) the data, files and results of any CMC related activities regarding any Licensed Product; and (x) all other information that Shiva may reasonably request regarding the manufacturing of any Licensed Product, clinical trials with respect to any Licensed Product, and the commercial sale of any Licensed Product.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)
The Company shall use commercially reasonable efforts to arrange (i) for the assignment to Shiva of any manufacturing, supply, or similar commercial contract related to any Licensed Product or ingredient thereof and necessary or desirable for the manufacture, development, and commercialization of any Licensed Product or ingredient thereof by Shiva after the effective date of termination, subject to the assumption of such contract by Shiva or (ii) for any Third Party who is (as of the effective date of termination) a party with the Company to any such contract to enter into a similar contract with Shiva, on a basis acceptable to Shiva, provided that the Company shall not be required to make any payment or provide any other consideration in order to arrange for any such assignment or similar contract.

(d)
The Company shall grant to Shiva a free-of-charge right to reference and use and have full access to all Governmental Approvals and all other regulatory documents relating to any Licensed Product, including any IND, any NDA and any DMF (whether as an independent document or as part of any NDA, and all chemistry, manufacturing and controls information), and any supplements, amendments or updates to the foregoing, where such regulatory documents are owned or sufficiently Controlled by the Company, directly or indirectly, to permit such grant (for the purposes of this Article, the “Right of Reference”). Shiva may sublicense the Right of Reference to Affiliates and to Third Parties, in Shiva’s sole discretion.

(e)
Upon Shiva’s request, the Company shall transfer to Shiva any Governmental Approvals or other applicable regulatory filings related to Licensed Products, which are owned and held by the Company as of the effective date of termination.

(f)	The Company shall transfer to Shiva at Shiva’s request all or any part of the Company’s inventory of (i) Licensed Products and (ii) GMP and non-GMP Compound.

24.	Article 10.8 is hereby amended and restated in its entirety as follows:

Upon termination or expiration of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination or obligations under Article 6, Article 7, Article 9, Article 10.5, Article 10.7, this Article 10.8, Article 13, Article 15 and Article 17.

25.	Article 15.1 is hereby amended and restated in its entirety as follows:

Any and all information relating to the Patent Rights, Know-how (including but not limited to patent prosecution documents relating to Patent Rights) and reports and records under Article 7 collectively constitute the “Confidential Information.”  Neither party will use the Confidential Information for any purpose other than the development and commercialization of the Licensed Products under this Agreement (or as otherwise permitted by this Article 15.1), and will hold it in confidence during the Term and for a period of five (5) years after the termination or expiration date of this Agreement (except for permitted disclosures authorized by this Article 15.1).  Each party shall exercise with respect to such Confidential Information the same degree of care as the party exercises with respect to its own confidential or proprietary information of a similar nature, but in any event no less than reasonable care, and shall not disclose it or permit its disclosure to any Third Party (except to those of its employees, consultants, or agents who are bound by substantially similar obligations of confidentiality and non-use as set forth in this Agreement).  However, such undertaking of confidentiality shall not apply to any information or data which:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

15.1.1	the party using or disclosing such Confidential Information receives at any time from a Third Party lawfully in possession of such Confidential Information and having a right to disclose the same;

15.1.2	is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the party disclosing or using such Confidential Information; or

15.1.3	is disclosed or used pursuant to the prior written consent of the other party.

Notwithstanding the obligations set forth in this Article 15.1, a party may disclose Confidential Information and the terms of this Agreement to the extent:

i.
15.1.4 such disclosure: (a) is reasonably necessary for filing, prosecuting, defending or asserting Patent Rights as contemplated by this Agreement; (b) is reasonably necessary in connection with any regulatory filings for any Licensed Product; or (c) is made to any Third Party bound by written obligations of confidentiality and non-use similar to those set forth under this Article 15.1, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

ii.
15.1.5 such disclosure is reasonably necessary: (a) to such party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the party making such disclosure, provided that in each such case disclosure is on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially similar with those contained in this Agreement; or (b) to actual or potential investors and/or acquirors solely for the purpose of evaluating an actual or potential investment or acquisition; provided that in each such case disclosure is on the condition that such actual or potential investors and/or acquirers are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

iii.
15.1.6 such disclosure is required by judicial or administrative process, provided that in such event such party shall promptly inform the other party of such required disclosure and provide the other party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 15.1, and the party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

26.	A new Exhibit 1.32 shall be added, which shall read in its entirety as provided in the Exhibit attached to this Amendment.

27.	This Amendment shall be in full force and effect from and after the date hereof. Except as amended hereby, the Agreement shall remain in full force and effect.

28.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be signed and delivered to the other parties by facsimile signature; such transmission will be deemed a valid signature.

[SIGNATURE PAGE FOLLOWS]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment, in triplicate by proper persons thereunto duly authorized.

CORMEDIX, INC.		SHIVA BIOMEDICAL, LLC

By:	/s/ John C. Houghton	By:	/s/ Yashvant Patel

Name:	John C. Houghton	Name:	Yashvant Patel

Title:	President and CEO	Title:	Vice President

Date:	9/28/09	Date:	9/30/09

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.